                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          ABM Industries Incorporated
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Harry H. Kahn, Esq.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                   [ABM LOGO]

                         50 Fremont Street, 26th Floor
                        San Francisco, California 94105

                            ------------------------

               NOTICE OF THE 1995 ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, MARCH 21, 1995
                                   10:00 A.M.

                            ------------------------

To Our Stockholders:

     The 1995 Annual Meeting of Stockholders of ABM Industries Incorporated will be held at 50 Fremont Street, 40th Floor, Bayview Room, San Francisco, California 94105, on Tuesday, March 21, 1995 at 10:00 a.m. for the following purposes:

          (1) To elect three directors, each to serve for a term of three years;

          (2) To approve amendments to the Company's 1984 Executive Stock Option Plan as set forth and further described in the attached Proxy Statement; and

          (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on the books of the Company at the close of business on February 3, 1995 will be entitled to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          Harry H. Kahn
                                          Vice President, General Counsel and
                                          Secretary

San Francisco, California
February 17, 1995

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                     [LOGO]

                         50 Fremont Street, 26th Floor
                        San Francisco, California 94105

                            ------------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of ABM Industries Incorporated, a Delaware corporation (the "Company"), for use at the 1995 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on March 21, 1995, and at any adjournments of the Annual Meeting, for the purposes set forth in the accompanying notice.

     Only stockholders of record on the books of the Company at the close of business on February 3, 1995 will be entitled to vote at the Annual Meeting. At the close of business on that date, there were outstanding 9,134,258 shares of Common Stock of the Company and 6,400 shares of Preferred Stock of the Company. Each share of Common Stock and each share of Preferred Stock is entitled to one vote upon each of the matters to be presented at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast "For" or "Withheld For" each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors. Abstentions on the proposal to amend the 1984 Executive Stock Option Plan (Item 2 of this Proxy Statement) will have the effect of a negative vote because it requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote in their discretion on "routine" items when they have not received instructions from beneficial owners. With respect to "non-routine" items, no broker may vote shares held for customers without specific instructions from such customers. Under Delaware law, a broker non-vote will have no effect on the outcome of "non-routine" items requiring the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by written request delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy or by attendance at the Annual Meeting and voting in person.

     The expense of soliciting proxies in the enclosed form will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, telegraph and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock or Preferred Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.

     This Proxy Statement and the accompanying proxy were first sent to stockholders on or about February 17, 1995.

                         ITEM 1--ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes with each director serving a three-year term and one class being elected at each Annual Meeting. The total number of directors comprising the Board of Directors is currently set by the Company's By-Laws at eleven. Of this number, three members of the Board of Directors have terms expiring at this year's Annual Meeting, four members have terms expiring at the 1996 Annual Meeting and four members have terms expiring at the 1997 Annual Meeting. Directors elected at this year's Annual Meeting will hold office until the 1998 Annual Meeting, or until their successors have been elected and qualified, whichever is later.

     In the absence of instructions to the contrary, shares represented by the accompanying proxy will be voted for the election of the three nominees recommended by the Nominating Committee of the Board of Directors, who are named in the following table. The three nominees receiving the highest number of votes will be elected. If a stockholder withholds authority to vote for one or more of the nominees, such stockholder's shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting but will have no effect on the outcome of the election.

     The Company has no reason to believe that the nominees for election will be unable or unwilling to serve if elected as directors. However, if any such nominee is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominee as they shall in their discretion determine.

     The Nominating Committee will consider nominees recommended by stockholders. The Company's By-Laws provide that stockholders intending to nominate candidates for election as directors must give the prescribed notice to the Secretary of the Company at least 60 days prior to the applicable meeting of stockholders. No such notice has been given with respect to this year's Annual Meeting.

     The following table indicates certain information concerning the nominees and the Company's other directors which is based on data furnished by them.

                                                                                       SERVED
                                                PRINCIPAL OCCUPATIONS AND                AS
                                                   BUSINESS EXPERIENCE                 DIRECTOR
            NAME              AGE                DURING PAST FIVE YEARS                 SINCE
- ----------------------------  ---   -------------------------------------------------  -------

                              NOMINEES FOR ELECTION AS DIRECTORS
                         FOR A TERM ENDING AT THE 1998 ANNUAL MEETING
- ----------------------------------------------------------------------------------------------

Henry L. Kotkins, Jr........  46    President and Chief Executive Officer of Skyway    Nominee
                                      Luggage Company(1)
Robert S. Dickerman, Esq....  75    Attorney at Law and Business Advisor(2)             1967

William E. Walsh............  63    Management Consultant and Author; Head Football     1993
                                      Coach at Stanford University from 1992 to 1994;
                                      Professional Football Analyst for National
                                      Broadcasting Company from 1989 to 1991(3)

                                                                                       SERVED
                                                PRINCIPAL OCCUPATIONS AND                AS
                                                   BUSINESS EXPERIENCE                 DIRECTOR
            NAME              AGE                DURING PAST FIVE YEARS                 SINCE
- ----------------------------  ---   -------------------------------------------------  -------
                             DIRECTORS CONTINUING IN OFFICE FOR A
                            TERM ENDING AT THE 1996 ANNUAL MEETING
- ----------------------------------------------------------------------------------------------
Maryellen B. Cattani, Esq...  51    Senior Vice President, General Counsel and          1993
                                      Secretary of American President Companies, Ltd.
                                      since July 1991; Partner at Morrison &
                                      Foerster, a law firm, from February 1989 to
                                      July 1991(4)
John F. Egan................  59    Vice President of the Company; President of the     1988
                                      Company's Janitorial Division; Chairman of the
                                      Company's Janitorial Division from June 1984 to
                                      March 1992
Charles T. Horngren.........  68    Littlefield Professor of Accounting, Graduate       1973
                                      School of Business, Stanford University(5)
Boniface A. Zaino...........  51    Managing Director of The Trust Company of the       1995
                                      West(6)

                             DIRECTORS CONTINUING IN OFFICE FOR A
                            TERM ENDING AT THE 1997 ANNUAL MEETING
- ----------------------------------------------------------------------------------------------
Martinn H. Mandles..........  54    Executive Vice President and Chief Administrative   1991
                                      Officer of the Company since November 1991;
                                      Vice President of the Company from October 1972
                                      to November 1991
Sydney J. Rosenberg.........  80    Chairman of the Board of the Company; Chief         1962
                                      Executive Officer of the Company from November
                                      1991 to November 1994(7)
Theodore Rosenberg..........  86    Chairman of the Company's Executive                 1962
                                      Committee(7)(8)
William W. Steele...........  58    Chief Executive Officer of the Company since        1988
                                      November 1994; President of the Company since
                                      November 1991; Chief Operating Officer of the
                                      Company from November 1991 to November 1994;
                                      Executive Vice President and Chief Operating
                                      Officer of the Company from April 1988 to
                                      November 1991

- ---------------
(1) Henry L. Kotkins, Jr. is a member of the Board of Directors of Skyway Luggage Company, Seattle First National Bank (a wholly-owned subsidiary of BankAmerica Corporation) and Laserdirect Communications.
(2) Robert S. Dickerman is a member of the Board of Directors of Easton Sports and Lawry's Restaurants.
(3) William E. Walsh is a member of the Board of Directors of Orchard Supply Hardware Corporation.
(4) Maryellen B. Cattani is a member of the Board of Directors of Bank of the West (a wholly-owned subsidiary of Banque Nationale de Paris).
(5) Charles T. Horngren is a member of the Board of Directors of Logicon, Inc.
(6) Boniface A. Zaino became a member of the Board of Directors effective February 1, 1995.
(7) Theodore Rosenberg and Sydney J. Rosenberg are brothers and may each be deemed to be a "control person" of the Company within the meaning of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
(8) Effective as of December 31, 1989, Theodore Rosenberg retired as an officer and employee of the Company. Theodore Rosenberg has retained his positions as a director of the Company and as Chairman of the Executive Committee of the Company's Board of Directors. Theodore Rosenberg also serves as a consultant to the Company.

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The standing committees of the Company's Board of Directors are the Executive Committee, Audit Committee, Nominating Committee and Officer Compensation & Stock Option Committee. The members and functions of these committees are as follows:

          Executive Committee. Except for the declaration of dividends and certain other powers which may be exercised only by the full Board under Delaware law, the Executive Committee has the authority to exercise all powers of the Board with regard to the business of the Company. The current members of the Executive Committee are Theodore Rosenberg, Chairperson; Martinn H. Mandles; Sydney J. Rosenberg; and William W. Steele.

          Audit Committee. The Audit Committee meets periodically with management and the independent public accountants for the Company to make inquiries regarding the manner in which their respective responsibilities are being discharged and reports thereon to the full Board of Directors. The Audit Committee also recommends the annual appointment of the independent public accountants with whom the Audit Committee reviews the scope of the audit and non-audit assignments and related fees, the accounting principles applied by the Company in financial reporting, internal financial auditing procedures and the adequacy of internal controls. The current members of the Audit Committee are Charles T. Horngren, Chairperson; Maryellen B. Cattani; and Robert S. Dickerman.

          Nominating Committee. The Nominating Committee is responsible for making recommendations regarding the size of the Board of Directors, recommending criteria for selection of candidates to serve on the Board of Directors, evaluating all proposed candidates and recommending to the Board of Directors a slate of nominees for election to the Board of Directors at the Annual Meeting of Stockholders. The current members of the Nominating Committee are Sydney J. Rosenberg, Chairperson; Robert S. Dickerman; and Boniface A. Zaino.

          Officer Compensation & Stock Option Committee. The Officer Compensation & Stock Option Committee reviews and recommends to the Board of Directors executive officer compensation and other terms and conditions of employment for the executive officers of the Company, administers the Company's stock option plans and authorizes grants thereunder and administers the Company's stock purchase plan. The current members of the Officer Compensation & Stock Option Committee are Maryellen B. Cattani, Chairperson; Theodore Rosenberg; and William E. Walsh.

MEETINGS AND ATTENDANCE

     During the fiscal year ended October 31, 1994, the Board of Directors met six times, the Executive Committee met 24 times, the Audit Committee met three times and the Officer Compensation & Stock Option Committee met six times. The Nominating Committee was not formed until September 1994 and had its first meeting in fiscal 1995. During this period, each of Sydney J. Rosenberg (due to illness) and William E. Walsh (due to scheduling conflicts) attended fewer than seventy-five percent of the aggregate of the total number of meetings of the Board of Directors held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which he served during the periods that he served.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company ("Outside Directors") are paid directors' fees of $14,400 per year and $1,200 for each Board meeting attended. Each Outside Director also receives $1,200 for each Audit, Nominating and Officer Compensation & Stock Option Committee meeting attended, as applicable. In addition, Outside Directors serving as Chairpersons of the Executive Committee, Audit Committee and Officer Compensation & Stock Option Committee each receives $1,500 per year. Maryellen B. Cattani received $3,350 in fiscal 1994 for serving as Chairperson of the Company's ad hoc Litigation

Committee. Each Outside Director also receives an annual grant of stock options in the amount of 2,000 shares of Common Stock on the first day of each fiscal year, pursuant to the terms of the Company's 1987 Stock Option Plan.

     The Company has entered into Outside Director Retirement Benefit Agreements with all Outside Directors since June 1992. These agreements provide that, upon the retirement of such Outside Directors, the Company will pay them the monthly retainer they were receiving at the time of their retirement (subject to a 10% reduction for every year of service as an Outside Director less than ten) for a maximum period of ten years. Upon or after attaining the age of 72 years, the retired Outside Director may elect to receive such payment monthly, or in a lump sum discounted to present value at the time of such election. Outside Directors under the age of 72 years who retire with fewer than five years of service as Outside Directors, however, are not entitled to any benefits under these agreements. Claude M. Ballard, Jr., who retired as a director in 1994, receives a monthly payment of $1,000 pursuant to his agreement.

     See "Officer Compensation & Stock Option Committee Interlocks and Insider Participation" for a discussion of certain payments made to Theodore Rosenberg.

      ITEM 2--AMENDMENT TO THE COMPANY'S 1984 EXECUTIVE STOCK OPTION PLAN

     In 1984, the stockholders adopted the 1984 Executive Stock Option Plan (the "1984 Plan") pursuant to which 340,000 shares of the Company's Common Stock were reserved for issuance. The 1984 Plan is administered by the Officer Compensation & Stock Option Committee of the Board of Directors, which has the sole discretion to determine the employees to whom stock options shall be granted, the number of such stock options, the form of payment upon exercise of a stock option, and to otherwise administer the 1984 Plan. No stock option granted under the 1984 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each stock option is exercisable, during the lifetime of the optionee, only by such optionee. Approximately 18 persons currently participate in the 1984 Plan.

     The exercise price of stock options granted under the 1984 Plan must be at least 100% of the fair market value of Common Stock on the date of grant. Employees who own stock representing more than 10% of the total combined voting power of all classes of the Company's capital stock may not participate in the 1984 Plan. Each option is currently exercisable for a period of thirty days commencing with the last day of the month which coincides with or next follows the recipient's sixty-seventh birthday. If the recipient's employment terminates before exercisability, the right to exercise the option currently terminates (without becoming exercisable).

     Based on current federal income tax laws, the tax consequences of stock options granted under the 1984 Plan generally are as follows:

     Recipients of stock options will not have taxable income at the time of grant, but will have ordinary income upon the exercise of such options in the amount, if any, that the fair market value of such shares on the date of exercise exceeds the exercise price of such shares. Any gain or loss recognized by such recipient upon the sale of such shares generally will be a capital gain or loss (short-term or long-term, as applicable).

     The Company will be entitled to a federal income tax deduction from the exercise of stock options under the 1984 Plan only if and to the extent that the recipient recognizes ordinary income from such exercise of stock options, and only if applicable withholding requirements are met.

     As of December 31, 1994, stock options to purchase 229,000 shares of Common Stock were outstanding under the 1984 Plan at a weighted average exercise price of $11.82 per share and 105,000 shares remained available for future grant, subject to the stockholder approval sought at this Annual Meeting. No stock options were granted under the 1984 Plan during fiscal 1994. The closing price of a share of the Common Stock on the New York Stock Exchange on February 3, 1995 was $23.75.

     In December 1994, the Board of Directors adopted certain amendments to the 1984 Plan. These amendments are summarized below. A copy of the 1984 Plan, as proposed to be amended, is attached hereto as Exhibit A. The amendments to the 1984 Plan are subject to approval of the stockholders at the Annual Meeting.

     Proposed Amendments:

          (i) To amend the vesting schedule of stock options under the 1984 Plan to provide that 50% of the optionee's stock options will vest on his or her 61st birthday and the remaining 50% will vest on his or her 64th birthday.

          (ii) To provide that, to the extent vested, a stock option may be exercised at any time prior to one year after termination of employment (or termination from the Board of Directors in the case of non-employee directors).

          (iii) To provide for the grant of stock options to each of the Company's non-employee directors (other than any who are more-than-10% stockholders or who have previously received a grant under the 1984 Plan) in the amount of 3,000 shares of Common Stock at an exercise price equal to 100% of the fair market value on the date of grant. For current directors, the grant date would be the date that the stockholders approve this amendment. For new directors, stock options would be granted on the date of their election or appointment to the Board of Directors. The other terms and conditions of such non-employee directors' stock options will be as set forth in the 1984 Plan with respect to options generally.

          (iv) To provide that the 1984 Plan will continue in effect, subject to termination or amendment by the Board of Directors. However, in order to assure the 1984 Plan's continued compliance with Rule 16b-3, certain amendments will be subject to stockholder approval.

     Option Grants:

     The following table discloses the number of shares covered by stock options that have been approved for grant under the 1984 Plan, as amended, as of the date of the Annual Meeting. These stock options are subject to the approval by stockholders at the Annual Meeting of the proposed amendments to the 1984 Plan. All such stock options will have an exercise price equal to the fair market value of the Common Stock at the close of business on the date of the Annual Meeting, and will vest as described above.

                                                                               NUMBER OF
                                                                             STOCK OPTIONS
                          NAME AND PRINCIPAL POSITION                        TO BE GRANTED
    -----------------------------------------------------------------------  --------------
    Sydney J. Rosenberg....................................................           0
      Chairman of the Board, Director, and
      member of the Executive Committee
    William W. Steele......................................................       5,000
      President, Chief Executive Officer,
      Director, and member of the Executive Committee
    John F. Egan...........................................................           0
      Vice President and Director of the Company, and
      President of the Janitorial Division
    Jess E. Benton, III....................................................           0
      Senior Vice President, Office of the President
    Martinn H. Mandles.....................................................       6,000
      Executive Vice President, Chief Administrative Officer,
    Director, and member of the Executive
      Committee
    Executive Group(1).....................................................      22,000
    Non-Executive Director Group(2)........................................      12,000
    Non-Executive Officer Employee Group(3)................................      67,500

- ---------------
(1) Consists of all current executive officers, as a group.
(2) Consists of all current directors who are not executive officers, as a group.
(3) Consists of all employees other than executive officers, as a group.

     It is intended that, unless otherwise directed by stockholders, proxies will be voted for approval of the amendments to the 1984 Plan. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter will be necessary to approve adoption of the amendments to the 1984 Plan. The Board of Directors believes that the 1984 Plan promotes the long-term success of the Company and the creation of stockholder value by attracting and retaining eligible individuals with exceptional qualifications by encouraging such individuals to focus on long-range objectives, and by linking participants directly to stockholder interests through increased stock ownership. Therefore, the Board of Directors recommends a vote FOR adoption of the amendments.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation for each of the five most highly compensated executive officers of the Company for services in all capacities rendered to the Company and its subsidiaries during the fiscal years ended October 31, 1994, 1993 and 1992 is set forth below. Columns regarding "Other Annual Compensation," "Restricted Stock Awards," "Long-Term Incentive Plan [LTIP] Payouts" and "All Other Compensation" are excluded because no reportable payments were made to such executive officers for the relevant years.

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                     ANNUAL             ------------
                                                                 COMPENSATION(1)         SECURITIES
                                                   FISCAL     ---------------------      UNDERLYING
           NAME AND PRINCIPAL POSITION              YEAR      SALARY($)    BONUS($)      OPTIONS(#)
- -------------------------------------------------  ------     --------     --------     ------------
Sydney J. Rosenberg..............................   1994      $360,500     $159,135        25,000
  Chairman of the Board, Director, and              1993       350,000       50,916             0
  member of the Executive Committee                 1992       335,000       39,674        20,000

William Steele...................................   1994       360,500      159,135        25,000
  President, Chief Executive Officer,               1993       350,000       50,916             0
  Director, and member of the Executive Committee   1992       335,000       39,674        20,000

John F. Egan.....................................   1994       301,446       83,921        20,000
  Vice President and Director of the Company, and   1993       287,091       69,454             0
  President of the Janitorial Division              1992       273,420       74,902         8,000

Jess E. Benton, III..............................   1994       243,338       83,956        15,000
  Senior Vice President,                            1993       236,250       65,750             0
  Office of the President                           1992       225,000       55,150         8,000

Martinn H. Mandles...............................   1994       216,300      106,090        15,000
  Executive Vice President, Chief                   1993       210,000       33,944             0
  Administrative Officer, Director and              1992       200,000       26,449         8,000
  member of the Executive Committee

- ---------------

(1) Includes amounts deferred under the Company's Deferred Compensation Plan.

OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The Officer Compensation & Stock Option Committee of the Board of Directors currently has authority to grant stock options under either the Executive Stock Option Plan (the "1984 Plan") or the 1987 Stock Option Plan (the "1987 Plan"). The following table sets forth certain information regarding stock options granted to, and exercised and owned by, the executive officers named in the foregoing Summary Compensation Table.

                                                STOCK OPTION GRANTS IN LAST FISCAL YEAR              POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                                       ----------------------------------------------------------           ANNUAL
                                        NUMBER OF       PERCENT OF                                      RATES OF STOCK
                                        SECURITIES     TOTAL OPTIONS                                   APPRECIATION FOR
                                        UNDERLYING      GRANTED TO      EXERCISE OR                     OPTION TERM(3)
                                         OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION    --------------------
         NAME AND POSITION             GRANTED(#)(1)    FISCAL YEAR       ($/SH)        DATE(2)       5%($)       10%($)
- ------------------------------------   ------------    -------------    -----------    ----------    --------    --------
Sydney J. Rosenberg.................     25,000            5.5%          $ 19.59        3/15/04     $235,515    $665,113
  Chairman of the Board, Director,
  and member of the
  Executive Committee
William Steele......................     25,000            5.5             17.81        3/15/04      280,015     709,613
  President, Chief Executive
  Officer,
  Director, and member of the
  Executive Committee
John F. Egan........................     20,000            4.4             17.81        3/15/04      224,012     567,691
  Vice President and
  Director of the Company,
  and President of the
  Janitorial Division
Jess E. Benton, III.................     15,000            3.3             17.81        3/15/04      168,009     425,768
  Senior Vice President,
  Office of the President
Martinn H. Mandles..................     15,000            3.3             17.81        3/15/04      168,009     425,768
  Executive Vice President,
  Chief Administrative Officer,
  Director, and member of the
  Executive Committee

- ---------------
(1) All such stock options were granted under the 1987 Plan on March 15, 1994 and became exercisable in 20% increments on each anniversary of the grant date, with full vesting occurring on the fifth anniversary date.

(2) The stock options were granted for a term of ten years, but are subject to earlier termination under certain circumstances relating to termination of employment or a change in control of the Company.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the Company's stock, which will benefit all stockholders commensurately.

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END STOCK OPTION VALUES

                                                                    NUMBER OF
                                                                   SECURITIES       NUMBER OF
                                                                   UNDERLYING       SECURITIES
                                                                   UNEXERCISED      UNDERLYING         VALUE OF
                                                                   OPTIONS AT      UNEXERCISED       UNEXERCISED
                                                                     FY-END         OPTIONS AT       IN-THE-MONEY
                                                                    UNDER THE         FY-END        OPTIONS UNDER
                                        SHARES                      1984 PLAN       UNDER THE       BOTH PLANS AT
                                       ACQUIRED                      (#)(1)        1987 PLAN($)      FY-END($)(2)
                                          ON           VALUE      EXERCISABLE/     EXERCISABLE/      EXERCISABLE/
         NAME AND POSITION            EXERCISE(#)   REALIZED($)   UNEXERCISABLE   UNEXERCISABLE     UNEXERCISABLE
- ------------------------------------  -----------   -----------   -------------   --------------   ----------------
Sydney J. Rosenberg.................    None            n/a               0/0       8,000/37,000   $  18,640/63,210(3)
  Chairman of the Board,
  Director, and member of the
  Executive Committee
William W. Steele...................    None            n/a          0/20,000      38,000/37,000   $358,340/319,310(4)
  President, Chief Executive
  Officer, Director, and member
  of the Executive Committee
John F. Egan........................    None            n/a          0/23,000      33,200/24,800   $355,796/303,024(5)
  Vice President and Director of
  the Company, and President of
  the Janitorial Division
Jess E. Benton, III.................    None            n/a          0/20,000      13,200/19,800   $101,596/258,394(6)
  Senior Vice President, Office of
  the President
Martinn H. Mandles..................    None            n/a          0/14,000      23,200/19,800   $224,696/201,034(7)
  Executive Vice President,
  Chief Administrative Officer of
  the Company, Director, and
  member of the Executive
  Committee

- ---------------
(1) Stock options granted under the 1984 Plan may currently be exercised only by option holders who remain employees or members of the Board of Directors of the Company or its subsidiaries until the last day of the month coinciding with or next following their 67th birthday, and the stock options may be exercised only during the period from that date and continuing until 30 days thereafter. The right to exercise such stock options currently terminates if they are not exercised by the employee or director during such period. However, the stock options currently may be immediately exercised in the event of dissolution or liquidation of the Company or a merger or combination in which the Company is not the surviving corporation. See Item 2 of this Proxy Statement for information concerning certain proposed amendments to such vesting and termination provisions.

(2) Based on a price per share of $21, which was the price of a share of Common Stock on the NYSE at the close of business on October 31, 1994.

(3) Includes 20,000 stock options granted in 1991 at an exercise price of $18.67 and 25,000 stock options granted in 1994 at an exercise price of $19.59 per share.

(4) Includes 20,000 stock options granted in 1983 at an exercise price of $11.44 per share, 30,000 stock options granted in 1988 at an exercise price of $10.13 per share, 20,000 stock options granted in 1991 at an exercise price of $16.97 per share and 25,000 stock options granted in 1994 at an exercise price of $17.81.

(5) Includes 23,000 stock options granted in 1983 at an exercise price of $11.44 per share, 30,000 stock options granted in 1988 at an exercise price of $9.57 per share, 8,000 stock options granted in 1991 at an exercise price of $16.97 per share and 20,000 stock options granted in 1994 at an exercise price of $17.81 per share.

(6) Includes 20,000 stock options granted in 1983 at an exercise price of $11.44 per share, 10,000 stock options granted in 1988 at an exercise price of $12.13 per share, 8,000 stock options granted in 1991 at an exercise price of $16.97 per share and 15,000 stock options granted in 1994 at an exercise price of $17.81 per share.

(7) Includes 14,000 stock options granted in 1983 at an exercise price of $11.44 per share, 20,000 stock options granted in 1988 at an exercise price of $10.41 per share, 8,000 stock options granted in 1991 at an exercise price of $16.97 per share and 15,000 stock options granted in 1994 at an exercise price of $17.81 per share.

SERVICE AWARD BENEFIT PLAN

     The Company's Service Award Benefit Plan became effective on November 1, 1989. This plan is an unfunded "severance pay plan" as defined in the Employee Retirement Income Security Act of 1974, as amended. All qualified employees, as defined in said Service Award Benefit Plan, earning more than the Internal Revenue Service determination of a highly compensated individual as determined each calendar year (currently over $66,000), are eligible for benefits under the plan. The Company has a separate Profit Sharing and Employee Savings Plan for all qualified employees, as defined in said Profit Sharing and Employee Savings Plan, who earn less than such amount.

     The plan provides that, upon termination, eligible employees will receive seven days pay for each full fiscal year of employment subsequent to November 1, 1989. The Company, at its discretion, may also award additional days each year. The amount of the payment is based on the average annual compensation, up to a maximum of $150,000, received by the employee in the current calendar year and the two calendar years preceding termination. The amount of the payment under the plan, together with any other severance pay paid to the employee, cannot exceed two times the compensation received by the employee in the 12 month period preceding the termination of employment.

     If an employee's employment terminates before the employee has been employed for five years, except in the case of death, disability or normal retirement of the employee, if the employee is terminated for cause (such as theft or embezzlement), or if the employee subsequently engages in competition with the Company, such employee forfeits any benefits payable under the plan.

     Following termination, eligible employees will receive their payments under the plan in two equal installments. Executives, managers and salespersons of the Company will receive their first payment in the eleventh month following termination and the second payment no later than the last day of the twenty-third month following termination. Other eligible employees will receive their first payment as soon as administratively possible following termination and their second payment in the thirteenth month following termination. The payment schedule may be waived for employees who terminate employment after reaching age 62, or if termination results from death or total disability.

     There were no payments made to executive officers in fiscal 1994 under the plan.

EMPLOYMENT CONTRACTS

     The Company has entered into written employment contracts with each of the five executive officers named in the foregoing compensation tables. All of their contracts were extended and otherwise amended as of November 1, 1994 and provide for an annual salary (currently set at the following amounts for fiscal 1995:
$260,500 for Sydney J. Rosenberg; $460,500 for William W. Steele; $314,408 for John F. Egan; $253,801 for Jess E. Benton, III; and $225,601 for Martinn H. Mandles), and an annual bonus based on pre-tax profits, plus other customary benefits, including but not limited to participation in the Company's retirement, life and disability insurance programs. In accordance with the terms and conditions of the written employment contracts, the Company also provides its executive officers with certain perquisites, such as Company-provided automobiles or car allowances, an executive group health plan, club memberships and dues, and incidental personal benefits.

     The amendments include several significant restrictions on increases in annual salary and on payment of annual bonuses that are set forth in the Officer Compensation & Stock Option Committee Report on Officer Compensation that follows.

     These contracts also provide that upon an executive officer's retirement from full-time employment with the Company at or after age 65 or in certain other specified events, the Company will pay them or their respective estates consulting fees for a period of ten years in the aggregate amounts of:
$1,000,000 in the case of Sydney Rosenberg; an amount equal to $540,000 plus $76,666 times the number of years of Mr. Steele's employment with the Company after November 1, 1994 in the case of William W. Steele; an amount equal to $471,428 plus $42,857 times the number of years of Mr. Egan's employment with the Company after November 1, 1994 in the case of John F. Egan; and $120,000 each in the cases of Jess E. Benton, III and

Martinn H. Mandles. These employment contracts continue for an initial term of: three years ending on October 31, 1997 as to Sydney J. Rosenberg and William W. Steele; and two years ending on October 31, 1996 as to John F. Egan, Jess E. Benton, III and Martinn H. Mandles; in all cases, unless earlier terminated or later extended by them or the Company pursuant to the terms of each contract.

MANAGEMENT INDEBTEDNESS

     During fiscal year 1984, William W. Steele and John F. Egan relocated their personal residences in connection with their employment by the Company. In order to assist each of them with their relocation, the Company loaned $872,042 to Mr. Steele and $575,000 to Mr. Egan for the purchase of new personal residences. Each of these loans is secured by a deed of trust on such residences. These loans, each of which contained a shared appreciation provision, accrued interest at the rate of 3% per annum from August 1987 until July 1989, and 4% per annum from August 1989 to December 31, 1991. Effective January 1, 1992, these loans were amended to terminate the shared appreciation provisions and to provide for interest rates of 6% per annum. These loans will mature in 1999 unless accelerated upon the occurrence of certain specified events such as termination of employment with the Company. As of December 31, 1994, the outstanding principal balances of such loans were $0 and $532,361 as to William W. Steele and John F. Egan, respectively. Mr. Steele repaid his loan in September 1994 upon the sale of the underlying residence.

OFFICER COMPENSATION & STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

     Maryellen B. Cattani, Theodore Rosenberg and William E. Walsh serve as members of the Officer Compensation & Stock Option Committee of the Board of Directors. Maryellen B. Cattani and William E. Walsh have no relationships with the Company other than as directors and stockholders.

     Theodore Rosenberg is a former officer and employee of the Company, having retired on December 31, 1989. He is the brother of Sydney J. Rosenberg, the Company's Chairman of the Board. Upon Theodore Rosenberg's retirement as an officer and employee of the Company, a payment of $100,000 per year for ten years provided for in his earlier employment contract became payable in equal monthly installments beginning in January 1990. Theodore Rosenberg continues to provide consulting services to the Company on a month-to-month basis, for which services he receives a fee of $3,333.33 per month. See also "Certain Relationships and Related Transactions" herein for a description of an office lease between the Company and certain other family members of Sydney J. Rosenberg and Theodore Rosenberg.

     During fiscal 1994, no executive officer of the Company served as a director, or as a member of the compensation committee, of any other for-profit entity other than subsidiaries of the Company.

OFFICER COMPENSATION & STOCK OPTION COMMITTEE REPORT ON OFFICER COMPENSATION

February 1, 1995

To the Board of Directors:

     INTRODUCTION. Based upon its evaluation of the performance of both the Company and its executive officers, and subject to existing employment contracts, the Officer Compensation & Stock Option Committee reviews and recommends to the Board of Directors annual compensation and other terms and conditions of employment for the eleven executive officers of the Company, who are: the Chairman of the Board; the President (Chief Executive Officer); Executive Vice President (Chief Administrative Officer); two Senior Vice Presidents; five Vice Presidents (including the Chief Financial Officer); and the Controller (Chief Accounting Officer).

     COMPENSATION PROGRAM APPLICABLE TO EXECUTIVE OFFICERS. Because the Company is primarily a service business, the leadership of its executive officers is crucial to the Company's growth and prosperity. It is the Committee's goal that the policies underlying the Company's executive compensation programs support the Company's ultimate goal of enhancing stockholder value by providing cost-effective service to customers at a profit to the Company. Each executive officer is compensated through a combination of annual salary and bonus, plus stock option grants from time-to-time. Subject to the terms and conditions of the written employment contracts described below, the Committee reviews the overall compensation of the executive officers primarily by evaluating their past performance, expectations as to their future performance, the Company's profitability and other factors such as length of service to the Company.

     To assist it in its review, the Committee retained the services of an independent executive compensation consulting firm in 1994 to evaluate the Company's cash compensation of its executive officers. The consultant helped to design the current compensation program and verified that this program was competitive with companies of similar size and performance. Based upon the results of the evaluation undertaken by such consulting firm, the Committee believes that the Company's cash compensation program for its executive officers in general, and the individual cash compensation of the Company's executive officers in particular, are fair and reasonable. Through the consistent and fair application of its executive compensation program, the Company believes it will be able to recruit and retain executives who are best able to contribute to the overall success of the Company, including the Company's ultimate goal of enhancing stockholder value.

     ANNUAL SALARIES AND BONUSES. The Company had entered into written employment contracts with all eleven of its executive officers which set forth the compensation and other terms and conditions of their employment by the Company. With input from the independent executive compensation consulting firm, the ten agreements that were then due to expire were extended and otherwise amended as of November 1, 1994. The only other agreement is due to expire on October 31, 1995, but will then be subject to extension and other amendments under the general terms and conditions of the ten agreements that were extended and otherwise amended as of November 1, 1994.

     Under these newly amended agreements, each executive officer receives cash compensation in the form of an annual salary, plus an annual bonus that is related directly to the profit before taxes of the Company on a consolidated basis or the division(s) of the Company for which the executive officer is responsible.

     For the Company's executive officers to be entitled to receive an increase in annual salary under the written employment contracts amended as of November 1, 1994, the Company's earnings per share for fiscal years beginning with 1995 must equal or exceed the Company's earnings per share for the previous fiscal year, in which case the annual salaries are increased by an amount equal to the percentage change in the American Compensation Association Index for the Western Region, to a maximum of 6% per year.

     The annual bonus of each executive officer is a percentage of profit for the current fiscal year, or it is a function of both the profit for the current fiscal year and any increase in profit over the previous fiscal year. All such bonuses are calculated and earned only after completion of the Company's annual audit.

     However, for any of the Company's executive officers to receive an annual bonus under the written employment contracts amended as of November 1, 1994, the Company's annual earnings per share for any fiscal year after 1994 must equal or exceed 80% of the Company's earnings per share in fiscal 1994; and the Company's annual earnings per share for any fiscal year after 1995 must also exceed 80% of the Company's earnings per share for the previous fiscal year.

     The Committee views the annual bonus as an important part of the overall compensation of each executive officer because it provides each of them with a material stake in the financial performance of the Company and/or the operating division(s) for which they are responsible. The members of the Officer Compensation & Stock Option Committee expect that such bonuses will represent a significant portion of an executive officer's annual salary if the Company and/or the applicable division(s) achieve their projected income. Accordingly, a significant portion of the compensation of each executive officer is related directly to the Company's profitability and, therefore, to the Company's ultimate goal of enhancing stockholder value.

     Prior to the expiration of a written employment contract between the Company and an executive officer, the Committee will evaluate the compensation of that executive in accordance with the executive compensation program described above, focusing on motivating that executive to attain corporate and individual performance objectives.

     OTHER COMPENSATION. The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including but not limited to the Company's retirement, life and disability insurance programs. In accordance with the terms and conditions of the written employment contracts, the Company also provides its executive officers with certain perquisites, such as Company-provided automobiles or car allowances, an executive group health plan, club memberships and dues, and incidental personal benefits.

     BASIS FOR CEO COMPENSATION. The Chief Executive Officer's cash compensation for fiscal 1994 was determined by such officer's employment contract. William W. Steele, President, assumed the position of Chief Executive Officer from Sydney Rosenberg on November 1, 1994. Accordingly, Mr. Rosenberg's annual salary for fiscal 1995 was reduced by $100,000 from his annual salary in fiscal 1994 while Mr. Steele's annual salary was increased by $100,000. In addition, Mr. Rosenberg's bonus percentage for fiscal 1995 was reduced by one-third from his bonus percentage in fiscal 1994 while Mr. Steele's bonus percentage was increased by one-third. The Chief Executive Officer's compensation is evaluated in accordance with the factors and criteria used to evaluate all executive officers and his employment contract is subject to the same limitations described above.

     IRS SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986 (recently adopted under the Omnibus Budget and Reconciliation Act of 1993) generally limits a corporation's annual federal tax deduction for compensation (including stock-based compensation such as options) paid to certain top executive officers to $1,000,000. Such Section 162(m) does not apply to executive officer compensation reported and discussed above for fiscal year 1994. As the cash compensation of each of the Company's executive officers for fiscal 1995 is expected to be far below $1,000,000, the Company has not adopted an overall policy on qualifying compensation of its executive officers for deductibility under that Section, but has amended its 1987 Stock Option Plan to limit the number of shares under options that may be granted to any one person to 25,000 shares per fiscal year.

                                          Officer Compensation & Stock Option
                                          Committee

                                          Maryellen B. Cattani, Chairperson
                                          Theodore Rosenberg, Member
                                          William E. Walsh, Member

OFFICER COMPENSATION & STOCK OPTION COMMITTEE REPORT ON STOCK OPTION PLANS

February 1, 1995

To the Board of Directors:

     The Officer Compensation & Stock Option Committee administers the Company's stock option plans and authorizes grants thereunder.

     The Company's stock option plans provide executive officers and other employees with an opportunity to purchase a proprietary interest in the Company and thus encourage them to become and remain employed by the Company. The Committee views the granting of stock options and the ownership of stock as important mechanisms for relating overall compensation of executive officers and other employees directly to the Company's ultimate goal of enhancing stockholder value.

     In fiscal 1993, no stock options were granted under either the Company's Executive Stock Option Plan (the "1984 Plan") or the 1987 Stock Option Plan (the "1987 Plan"). In December 1993, the Committee authorized the grant of stock options to purchase 454,500 shares under the 1987 Plan as of the date of the 1994 Annual Meeting, including the grant to executive officers of stock options to purchase 150,000 shares. In December 1994, subject to receiving stockholder approval of the proposed amendment to the 1984 Plan as set forth herein, the Committee authorized the grant of stock options to purchase 101,500 shares under the 1984 Plan as of the date of the 1995 Annual Meeting, including the grant to executive officers of stock options to purchase 22,000 shares. The Committee also recommended the proposed amendment to the 1984 Plan, including the change in the vesting schedule, for the reasons set forth under Item 2--Amendment to the Company's 1984 Executive Stock Option Plan.

     In determining the number of stock options to be granted to the executive officers, the Committee considered each officer's performance, the Company's overall profitability, the aggregate number of such stock options that had been granted in recent years, the fact that there have been no material grants under the 1984 Plan during the past ten years, and other factors such as length of service to the Company.

                                          Officer Compensation & Stock Option
                                          Committee

                                          Maryellen B. Cattani, Chairperson
                                          Theodore Rosenberg, Member
                                          William E. Walsh, Member

PERFORMANCE GRAPH

     Set forth below is a graph comparing the five-year cumulative total stockholder return on the Company's Common Stock with the five-year cumulative total return of: (a) the Standard & Poor's 500 and (b) a peer group of companies that, like the Company, (i) are currently listed on the New York Stock Exchange,
(ii) have been publicly-traded for at least five years and (iii) have a market capitalization of $200 million to $225 million (based on the most recent publicly-available number of shares outstanding on January 12, 1995 and the closing price of such shares on December 31, 1994). The peer group consists of the following companies, in addition to the Company: AAR Corp.; Alaska Airgroup Inc.; Allwaste Inc.; Aztar Corp.; Berry Petroleum; BMC Industries Inc.; Burnham Pacific PPTY Inc.; Chaparral Steel Company; Checkpoint Systems Inc.; Convex Computer Corp.; Empire District Electric Co.; Ennis Business Forms; Fieldcrest Cannon; Handy & Harman; Hills Stores Co.; Huffy Corp.; Hunt Mfg.; IMO Industries Inc.; Logicon Inc.; Northwestern Public Serv. Co.; Nymagic Inc.; OMI Corp.; Pacific Scientific Co.; Philadelphia Suburban Corp.; Playboy Enterprises; Pope & Talbot Inc.; Resource Mfg. Capital Inc.; Showboat Inc.; Skyline Corp.; Unitrode Corp.; Uslico Corp.; Varco International; Watkins-Johnson; Westcorp; Western Waste Industries; Zero Corp.; and Zurn Industries Inc.

     Although the criteria for selecting companies to be included in the peer group are the same as the criteria used in last year's proxy statement (except that the range of market capitalization has been revised upward to encompass the Company's increased capitalization), the following companies from last year's peer group have been deleted from this year's peer group because: they failed to meet the market capitalization requirement set forth above; and/or they are not currently listed on the New York Stock Exchange: Anacomp, Inc., Cascade Natural Gas Corporation, Daniel Industries Inc., Dravo Corporation, Elcor Corporation, Fabri-Centers of America, FAI Insurance, Ltd., First Federal Savings Bank, Puerto Rico, First Union Real Estate Equity and Mortgage Investments, Firstfed Financial Services Corporation, General Datacomm Industries, Inc., MGI Properties, Nashua Corporation, North Carolina Natural Gas Corporation, Oil Dri Corporation America, Real Estate Investment Trust of California, Rex Stores Corporation, RLI Corporation, Southern California Water Co., Statesman Group Inc., SYMS Corporation, TCBY Enterprises Inc., UNC Inc., Willcox & Gibbs Inc. and Wiser Oil Co.

     The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. The building services industry is highly fragmented, primarily consisting of privately-owned businesses that provide a limited range of services on a local or regional basis. While the Company is aware that some other publicly-traded companies market services in one or more of the Company's eight lines-of-business, none of these other companies provide most or all of the services offered by the Company, and many offer other services or products as well. Moreover, some of these other companies that engage in one or more of the Company's eight lines-of-business do so through divisions or subsidiaries that are not publicly-traded and/or reported. For all of these reasons, no such comparison would, in the opinion of the Company, provide a meaningful index of comparative performance.

     The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

FIVE-YEAR CUMULATIVE TOTAL RETURN TO STOCKHOLDERS

S&P           93   124   136   156   162

ABM           89   109   118   111   146

PEER GROUP    67    94    89   110   110

            1990  1991  1992  1993   1994

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to the persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1994.

                        NAME AND ADDRESS OF                         NUMBER OF
                          BENEFICIAL OWNER                           SHARES        PERCENT
    ------------------------------------------------------------  -------------    -------
    Theodore Rosenberg(1).......................................   1,196,920(2)      13.2%
      2171 Junipero Serra Boulevard
      Daly City, California 94014
    Sydney J. Rosenberg(1)......................................   1,153,484(3)      12.7
      9831 West Pico Boulevard
      Los Angeles, California 90035
    GeoCapital Corporation......................................     876,550(4)       9.6
      767 Fifth Avenue
      New York, New York 10153

- ---------------
(1) According to the Schedule 13D filed by such persons, Sydney J. and Theodore Rosenberg may each be deemed to be a member of a group within the meaning of
    Section 13(d)(5) of the Securities Exchange Act of 1934, as amended, and therefore, each may be deemed to own an aggregate of 2,350,404 shares of Common Stock or approximately 25.8% of the outstanding Common Stock. Subject to the foregoing, each of Sydney J. and Theodore Rosenberg disclaims beneficial ownership of shares held by the other.

(2) Includes 15,396 shares of Common Stock held by a family charitable corporation, of which Theodore Rosenberg is a director. Theodore Rosenberg disclaims beneficial ownership of such shares.

(3) Includes 21,866 shares of Common Stock held by Sydney J. Rosenberg's wife and 16,350 shares held by a family charitable corporation, of which Sydney
    J. Rosenberg is a director. Sydney J. Rosenberg disclaims beneficial ownership of such shares. Also includes 12,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of December 31, 1994.

(4) Based on information provided as of December 31, 1994 to the Company by GeoCapital Corporation. Does not include either 5,000 shares held by a senior vice president or 2,000 shares held by a senior analyst of such company, as reported to the Company by GeoCapital Corporation.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of December 31, 1994.

                                                                           COMMON STOCK
                                                                     BENEFICIALLY OWNED AS OF
                                                                        DECEMBER 31, 1994
                                                                  ------------------------------
                                                                  NUMBER OF
                                                                   SHARES             PERCENT(1)
                                                                  ---------           ----------
Jess E. Benton, III.............................................     34,161(2)              *
Maryellen B. Cattani............................................      1,000                 *
Robert S. Dickerman.............................................      7,000(3)              *
John F. Egan....................................................     84,524(4)              *
Charles T. Horngren.............................................      6,400(5)              *
Henry L. Kotkins, Jr............................................          0(6)              *
Martinn H. Mandles..............................................     68,447(7)              *
Sydney J. Rosenberg.............................................  1,153,484(8)(9)        12.7%
Theodore Rosenberg..............................................  1,196,920(8)(10)       13.2%
William W. Steele...............................................     51,273(11)             *
William E. Walsh................................................          0                 *
Boniface A. Zaino...............................................          0(12)             *
Executive officers and directors as a group (18 persons)........  2,697,699(13)          29.7%

- ---------------
  * Less than 1.0%

 (1) Based on a total of 9,095,232 shares outstanding as of December 31, 1994.

 (2) Includes 14,800 shares subject to outstanding stock options held by Jess E. Benton, III that were exercisable on or within 60 days after December 31, 1994.

 (3) Includes 3,000 shares subject to outstanding stock options held by Robert
     S. Dickerman that were exercisable on or within 60 days after December 31, 1994.

 (4) Includes 34,800 shares subject to outstanding stock options held by John F. Egan that were exercisable on or within 60 days after December 31, 1994.

 (5) Includes 3,000 shares subject to outstanding stock options held by Charles
     T. Horngren that were exercisable on or within 60 days after December 31, 1994.

 (6) Does not include 1,000 shares purchased by Mr. Kotkins after December 31, 1994.

 (7) Includes 25,368 shares of Common Stock held by the Leo L. Schaumer Testamentary Trusts, of which Mr. Mandles is Co-Trustee with Bank of America National Trust & Savings Association. Mr. Mandles disclaims beneficial ownership of such shares. Also includes 24,800 shares subject to outstanding stock options held by Martinn H. Mandles that were exercisable on or within 60 days after December 31, 1994.

 (8) According to the Schedule 13D filed by such persons, Sydney J. Rosenberg and Theodore Rosenberg may each be deemed to be a member of a group within the meaning of Section 13(d)(5) of the Securities Exchange Act of 1934, as amended, and therefore, each may be deemed to own an aggregate of 2,350,404 shares of Common Stock or approximately 25.8% of the outstanding Common Stock. Subject to the foregoing, each of them disclaims beneficial ownership of shares held by the other.

 (9) Includes 21,866 shares of Common Stock held by Sydney J. Rosenberg's wife and 16,350 shares held by a family charitable corporation of which Sydney
     J. Rosenberg is a director. Sydney J. Rosenberg disclaims beneficial ownership of such shares. Also includes 12,000 shares subject to outstanding stock options held by Sydney J. Rosenberg that were exercisable on or within 60 days after December 31, 1994.

(10) Includes 15,396 shares of Common Stock held by a family charitable corporation of which Theodore Rosenberg is a director. Theodore Rosenberg disclaims beneficial ownership of such shares.

(11) Includes 42,000 shares subject to outstanding stock options held by William
     W. Steele that were exercisable on or within 60 days after December 31, 1994.

(12) Does not include 2,000 shares purchased by Mr. Zaino after December 31,
     1994.

(13) Includes 182,600 shares subject to outstanding stock options held by the Company's executive officers and directors that were exercisable on or within 60 days after December 31, 1994.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases office space in Los Angeles from several children of Sydney J. Rosenberg and Theodore Rosenberg pursuant to a lease that expires in June 1999. As of December 31, 1994, the aggregate rental payments made under the lease since its inception were $401,512. The current rental payment for the leased property is $2,640 per month plus an increase of $62 per month on July 1 of each year. Neither Sydney J. Rosenberg nor Theodore Rosenberg directly or indirectly receives any proceeds from the lease.

                            APPOINTMENT OF AUDITORS

     KPMG Peat Marwick LLP, independent certified public accountants, have been selected as the Company's principal accountants for the current year. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this proxy statement, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting of Stockholders. If other matters properly come before the Annual Meeting, those persons named in the accompanying proxy will vote in accordance with their judgment.

                      1996 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders are entitled to present proposals for action at stockholders' meetings if they comply with the requirements of the proxy rules. In connection with this year's Annual Meeting, no stockholder proposals were presented. Any proposals intended to be presented at the 1996 Annual Meeting must be received at the Company's offices on or before October 10, 1995 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                          By Order of the Board of Directors

                                          Harry H. Kahn, Esq.
                                          Vice President, General Counsel
                                          and Secretary

February 17, 1995

                                                                       EXHIBIT A

                          ABM INDUSTRIES INCORPORATED

                          EXECUTIVE STOCK OPTION PLAN
                        (DECEMBER 20, 1994 RESTATEMENT)

                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean the Officer Compensation & Stock Option Committee of the Board, or such other committee as the Board may designate. The Committee shall consist of not fewer than three members of the Board. Each member of the Committee shall be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

          (c) "Company" shall mean ABM Industries Incorporated.

          (d) "Fair Market Value" shall mean the average of the highest price and the lowest price per share at which the Stock is sold in the regular way on the New York Stock Exchange on the day an Option is granted hereunder or, in the absence of any reported sales on such day, the first preceding day on which there were such sales.

          (e) "Nonemployee Director" shall mean a member of the Board who is neither an employee of the Company nor of any Subsidiary.

          (f) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

          (g) "Optionee" shall mean an individual to whom an Option has been granted hereunder.

          (h) "Plan" shall mean the ABM Industries Incorporated Executive Stock Option Plan, the terms of which are set forth herein.

          (i) "Stock" shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

          (j) "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.

          (k) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company.

          (l) "Vesting Date" shall mean an Optionee's "Initial Vesting Date" or "Final Vesting Date", as the case may be. An Optionee's Initial Vesting Date shall apply to the first fifty percent (50%) of the shares covered by his or her Option, and shall mean the Optionee's sixty-first (61st) birthday. An Optionee's Final Vesting Date shall apply to the remaining fifty percent (50%) of the shares covered by such Option, and shall mean the Optionee's sixty-fourth (64th) birthday.

                                   ARTICLE II

                                    THE PLAN

     2.1 Name. This Plan shall be known as the "ABM Industries Incorporated Executive Stock Option Plan".

     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Nonemployee Directors and to key management employees of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interest in the Company by the grant to such individuals of Options under the terms set forth herein. By thus encouraging such individuals to become owners of the Company shares, the Company seeks to motivate, retain, and attract those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends.

                                  ARTICLE III

                                  PARTICIPANTS

     Any officer or other key management employee of the Company or its Subsidiaries shall be eligible to participate in the Plan. The Committee may grant Options to any eligible employee in accordance with such determinations as the Committee from time to time in its sole discretion shall make. Each Nonemployee Director who both (1) is such on the date of the 1995 Annual Meeting of Stockholders, and (2) does not hold an Option, automatically shall receive, as of such date only, an Option to purchase 3,000 shares of Stock, but subject to Section 6.2 (regarding the ineligibility of ten percent (10%) holders). Each Nonemployee Director who becomes such after the 1995 Annual Meeting of Stockholders, automatically shall receive, as of the date of his or her election or appointment to the Board, an Option to purchase 3,000 shares of Stock.

                                   ARTICLE IV

                                 ADMINISTRATION

     4.1 Duties and Powers of Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among eligible employees those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

     4.2 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

     4.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible employees and Nonemployee Directors, their employment or service, death, retirement, disability or other termination of employment or service, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V

                        SHARES OF STOCK SUBJECT TO PLAN

     5.1 Limitations.  Subject to adjustment pursuant to the provisions of
Section 5.3 hereof, the number of shares of Stock which may be issued and sold hereunder shall not exceed three hundred forty thousand

(340,000) shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

     5.2 Options and Awards Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Options hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder for the number of shares to which such Option termination relates.

     5.3 Antidilution. In the event that the outstanding shares of Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend:

          (a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately;

          (b) Rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately;

          (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger, or combination, to exercise his Option in whole or in part, without regard to any time of exercise provision.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE VI

                                    OPTIONS

     6.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

     6.2 Participation Limitation. The Committee shall not grant an Option to any individual for such number of shares of Stock that, immediately after the grant, the total number of shares of Stock owned or subject to all options exercisable at any time by such individual exceed ten percent (10%) of the total combined voting power of all Stock of the Company or its Subsidiaries. For this purpose an individual shall be considered as owning stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

     6.3 Option Price. The per share Option price of the Stock subject to each Option shall be determined by the Committee, but the per share price shall not be less than the Fair Market Value of the Stock on the date the Option is granted. The per share Option price of the Stock subject to each Option granted to a Nonemployee Director shall equal 100% of the Fair Market Value of the Stock on the date the Option is granted.

     6.4 Period of Exercisability. Subject to Sections 6.5(a) and 6.7, the period during which each Option may be exercised shall be determined in accordance with the following rules. As to the first fifty percent (50%) of the shares covered by an Option, the Option may be exercised during the period commencing on the Optionee's Initial Vesting Date and ending one (1) year after the Optionee's termination of employment with the Company and all of its Subsidiaries (termination from the Board, in the case of a Nonemployee Director).

As to the remaining fifty percent (50%) of the shares covered by the Option, the Option may be exercised during the period commencing on the Optionee's Final Vesting Date and ending one (1) year after the Optionee's termination of employment with the Company and all of its Subsidiaries (termination from the Board, in the case of a Nonemployee Director).

     6.5 Option Exercise.

     (a) Options granted hereunder may not be exercised unless the Optionee shall have remained in the employ of the Company or its Subsidiaries (on the Board in the case of a Nonemployee Director) until the applicable Vesting Date.

     (b) Options may be exercised in whole or in part from time to time with respect to whole shares only, during such period for the exercise thereof, and shall be exercised by written notice of exercise with respect to a specified number of shares delivered to the Company at its headquarters office, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is exercised. In addition to and at the time of payment of the Option price, Optionee shall pay to the Company in cash the full amount of all federal and/or state withholding taxes applicable to the taxable income of such Optionee resulting from such exercise.

     6.6 Nontransferability of Option. No Option shall be transferrable by an Optionee and shall be exercisable only by him.

     6.7 Effect of Termination of Employment or Service. If, prior to an Optionee's applicable Vesting Date, the Optionee's employment or service shall be terminated by the Company or a Subsidiary with or without cause, or by the act of the Optionee, the right to exercise such Option (or portion thereof) shall terminate and all rights thereunder shall cease.

     6.8 Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

                                  ARTICLE VII

                               STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish or approve for reasons of administrative convenience.

                                  ARTICLE VIII

                       AMENDMENT AND TERMINATION OF PLAN

     The Board may at any time, or from time to time, amend or terminate the Plan in any respect, except that, to the extent required to maintain this Plan's qualification under Rule 16b-3, any amendment shall be subject to stockholder approval.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 No Effect on Employment or Service. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement shall confer upon any employee the right to continue as a member of the Board or in the employ of the Company or any Subsidiary.

     9.2 Use of Proceeds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options shall be added to the Company's general funds and used for general corporate purposes.

     9.3 Effective Date of Plan and Stockholder Approval. The effective date of this amended and restated Plan is December 20, 1994, the date of its approval by the Board, subject to ratification by an affirmative vote of the holders of a majority of the shares which are present in person or by proxy and entitled to vote at the 1995 Annual Meeting of Stockholders. The amendment and restatement of the Plan shall have no effect on the Options granted under the Plan prior to the amendment and restatement.

     9.4 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

     9.5 Singular, Plural; Gender. Wherever used herein, nouns in the singular shall include the plural and the masculine pronoun shall include the feminine gender.

     9.6 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

                         ABM INDUSTRIES INCORPORATED

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                March 21, 1995

        This Proxy is Solicited on Behalf of the Board of Directors of
                         ABM Industries Incorporated

  The undersigned hereby appoints Harry H. Kahn, Sydney J. Rosenberg and Theodore Rosenberg, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of ABM Industries Incorporated capital stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ABM Industries Incorporated at 50 Fremont Street, San Francisco, California, on Tuesday, March 21, 1995 at 10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

  Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                     (Continued and to be signed on other side)

- --------------------------------------------------------------------------------
                            'FOLD AND DETACH HERE'

                                              [X] Please mark your votes as this

        ----------         -----------
          COMMON            PREFERRED

The Board of Directors recommends a vote FOR items 1 and 2.

Item 1: ELECTION OF DIRECTORS

Nominees: Henry L. Kotkins, Jr.; Robert S. Dickerman, Esq.; and William E.
          Walsh

                        [ ] FOR   [ ] WITHHELD FOR ALL

WITHHELD FOR: (Write that nominee's name in the space provided below).

- --------------------------------------------------------------------------------

Item 2: APPROVAL OF AMENDMENTS TO 1984 EXECUTIVE STOCK OPTION PLAN

                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

ADDRESS CHANGE. Please mark this box if you have an address change and indicate such change below. [ ]




Receipt is hereby acknowledged of the ABM Industries Incorporated Notice of Meeting and Proxy Statement.

Signature(s) ________________________________________   Date __________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- --------------------------------------------------------------------------------

                            'FOLD AND DETACH HERE'

                    YOUR VOTE IS IMPORTANT TO THE COMPANY

                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THE SHEET
            AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE